EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS
FOR THE QUARTER ENDED JUNE 30, 2007

SAN JOSE, CALIF., July 26, 2007 -- CoSine Communications, Inc. (COSN.PK) today announced net income of $122,000 or $0.01 per share for the three months ended June 30, 2007 as compared to a net income of $205,000 or $0.02 per share for the three months ended June 30, 2006. Net income for the six months ended June 30, 2007 was $216,000, or $0.02 per share, as compared to net income of $79,000 or $0.01 per share in the six months ended June 30, 2006.

CoSine’s strategic plan is to redeploy its existing resources to identify and acquire new business operations. As a part of its strategic plan, the Company completed the sale of its intellectual property and closed its customer service operations effective December 31, 2006.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. CoSine ceased its customer service operations effective December 31, 2006. CoSine’s strategic plan is to redeploy its existing resources to identify and acquire new business operations. CoSine’s redeployment strategy will involve the acquisition of one or more operating businesses with existing or prospective taxable earnings. This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards (“NOLs”). As of this date, no candidates have been identified, and no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions. A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

CoSine Communications, Inc.
Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,

	2007	2006	2007	2006

Revenue:
Product	$-	$-	$-	$-
Service	-	520	-	1,099
Total revenue	-	520	-	1,099
Cost of revenue	-	533	-	1,103

Gross profit (loss)	-	(13)	-	(4)

Operating expenses:
Research and development	-	-	-	-
Sales and marketing	-	-	-	-
General and administrative	170	234	367	611
Total operating expenses	170	234	367	611

Loss from operations	(170)	(247)	(367)	(615)

Interest income and other	292	452	583	694

Income before taxes	122	205	216	79

Income tax provision	-	-	-	-

Net income	$122	$205	$216	$79

Basic net income per share	$0.01	$0.02	$0.02	$0.01
Diluted net income per share	$0.01	$0.02	$0.02	$0.01
Shares used in computing basic and diluted net income per share
Basic	10,091	10,091	10,091	10,091
Diluted	10,122	10,091	10,122	10,091

CoSine Communications, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2007 (Unaudited)	December 31, 2006 (1)

ASSETS
Current assets:
Cash and cash equivalents	$4,526	$5,207
Short-term investments	18,342	17,650
Accounts receivable, trade	-	55
Other receivables	83	68
Prepaid expenses and other current assets	26	56
Total current assets	22,977	23,036
Long-term deposits	3	-
	$22,980	$23,036

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$176	$320
Other accrued liabilities	92	239
Total current liabilities	268	559

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	539,006	538,987
Accumulated other comprehensive income	17	17
Accumulated deficit	(516,312)	(516,528)
Total stockholders' equity	22,712	22,477
	$22,980	$23,036

1 Amounts are derived from the December 31, 2006 audited financial statements.